EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors
Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of Cablevision Systems Corporation of our report dated March 12, 1999, relating to the consolidated financial statements of Cablevision Systems Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 combined annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.



                                                 /s/ KPMG LLP
                                                 -------------------------------
                                                 KPMG LLP


Melville, New York
May 27, 1999